EXHIBIT 99.2

                         LEHMAN BROTHERS HOLDINGS INC.

                       CONSOLIDATED STATEMENT OF INCOME
                         (Preliminary and Unaudited)
                     (In millions, except per share data)



                                              Three Months End
                                             ------------------   Percentage of
                                             Aug. 31,   Aug. 31,  Dollar Change
                                               2001      2000       Inc/(Dec)
                                             --------  --------   -------------

Revenues:
   Principal transactions                       $637    $1,071
   Investment banking                            491       582
   Commissions                                   253       234
   Interest and dividends                      3,657     5,461
   Other                                          19        11
                                             --------  --------
      Total revenues                           5,057     7,359
   Interest expense                            3,429     5,307
                                             --------  --------
      Net revenues                             1,628     2,052        (21)%
                                             --------  --------

Non-interest expenses:
   Compensation and benefits                     830     1,067
   Technology and communications                 131        80
   Brokerage and clearance fees                   82        68
   Business development                           43        51
   Professional fees                              38        53
   Occupancy                                      53        35
   Other                                          16        25
                                             --------  --------
      Total non-interest expenses              1,193     1,379        (13)%
                                             --------  --------
Income from operations before taxes and
  dividends on trust preferred securities        435       673
   Provision for income taxes                    112       202
   Dividends on trust preferred securities        14        14
                                             --------  --------
Net income                                      $309      $457        (32)%
                                             ========  ========
   Preferred stock dividends                      11        13
Net income applicable to common stock           $298      $444        (33)%
                                             ========  ========

Earnings per common share
   Basic                                       $1.24     $1.83
                                             ========  ========
   Diluted                                     $1.14     $1.68
                                             ========  ========